UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03   Material Modifications to Rights of Security Holders.

On March 14, 2019, Jaguar Health, Inc. (the “Company”), with the written consent of the sole holder of the Company’s issued and outstanding Series A convertible participating preferred stock (“Series A Preferred Stock”), filed a Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of the Company (the “Amendment”) with the Secretary of State of the State of Delaware to (a) adjust the conversion price of the shares of Series A Preferred Stock from $2.775 per share to $0.2775 per share, provided that with respect to the right to vote on an as-converted basis with holders of  the Company’s common stock (“Common Stock”), holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of the Company to the extent that such vote would be in violation of Nasdaq Listing Rule 5640, and (b) adjust the 30-day volume-weighted average price (“VWAP”) threshold applicable to the Company’s optional redemption right and the preferred stockholders’ mandatory redemption right from $15.00 to $1.50.  The Amendment became effective upon filing with the Secretary of the State of Delaware.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required to be disclosed under this Item 5.03 is set forth in Item 3.03 above and is incorporated by reference into this Item 5.03.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Karen S. Wright
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

Date: March 15, 2019

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